As filed with the Securities and Exchange Commission on April 25, 2025

Registration No. 333- ___

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KNOW LABS, INC.
(Exact name of Registrant as specified in its charter)

Nevada	90-0273142
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

619 Western Avenue, Suite 610

Seattle, Washington 98104

(Address, including zip code, of Registrant’s principal executive office)

Know Labs, Inc. 2021 Equity Incentive Plan

(Full title of the plan)

Ronald P. Erickson, Chairman of the Board

Know Labs, Inc.

619 Western Avenue, Suite 610

Seattle, WA 98104

206-903-1351

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jessica M. Lockett, Esq.

Corporate Securities Legal, LLP

650 Town Center Dr., Suite 680

Costa Mesa, CA 92626

(949) 752-1100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is filed by Know Labs, Inc. (the “Registrant”) for the purpose of registering an aggregate 550,000  additional shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) under the Know Labs, Inc.  2021 Equity Incentive Plan (the “Plan”) following the amendment to the Plan that was approved by the Registrant’s stockholders at its special meeting on October 25, 2024 (“Special Meeting”), as adjusted for the Reverse Stock Split (as defined below). The aggregate 550,000 shares represents:

(i)	450,000 share increase in the Plan, as adjusted for the Reverse Stock Split, as approved at the October 25, 2024 meeting of stockholders;
(ii)	50,000 share increase, as adjusted for the Reverse Stock Split, which were automatically added to the Plan on January 1, 2022 pursuant to the “evergreen” provision of the Plan; and
(iii)	50,000 share increase, as adjusted for the Reverse Stock Split, which were automatically added to the Plan on January 1, 2025 pursuant to the “evergreen” provision of the Plan.

The Registrant initially registered, as adjusted for the Reverse Stock Split, 500,000 shares under the Plan and 366,253 shares of Common Stock reserved for issuance under the 2011 Stock Incentive Plan, as amended (the “2011 Plan”), respectively, on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on December 10, 2021 (File No. 333-261597). On October 25, 2024, at the Special Meeting of stockholders, an amendment to the Plan was approved, increasing the aggregate number of shares of Common Stock available for issuance under the Plan to 1,000,000 shares, as adjusted for the Reverse Stock Split (as defined below), plus 189,821 shares reserved for issuance under the 2011 Plan.

The “evergreen” provisions of the Plan provide that the maximum number of shares of Common Stock authorized under the Plan shall be increased on the first day of each calendar year beginning January 1, 2022 and ending on and including January 1, 2030 in an amount equal to the least of (i) 50,000 Shares, as adjusted for the Reverse Stock Split, (ii) four percent (4%) of the outstanding Shares on the last day of the immediately preceding Fiscal Year or (iii) such number of Shares determined by the Board; provided, that such determination under clause (iii) will be made no later than the last day of the immediately preceding Fiscal Year.

On February 18, 2025, the Registrant announced a one-for-40 reverse stock split of the Registrant’s authorized and issued and outstanding shares of Common Stock (the “Reverse Stock Split”), which became effective on February 19, 2025. As a result of the Reverse Stock Split, every 40 shares of Common Stock issued and outstanding were converted into one share of Common Stock. The number of shares to be awarded under the Plan and the number of additional shares available pursuant to the “evergreen” provisions are also being appropriately adjusted as a result of the Reverse Stock Split.

Pursuant to General Instruction E of Form S-8, the contents of Registration Statement on Form S-8 (File No. 333-261597), filed by the Registrant with the Commission on December 10, 2021, are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the rules and regulations of the Commission, the information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement or in a prospectus or prospectus supplement pursuant to Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index to this Registration Statement and is incorporated herein by reference.

Exhibit Number	Exhibit Description
		Filed herewith	Incorporated by Reference herein from Form or Schedule	Filing Date
3.1	Restatement of the Articles of Incorporation, dated August 11, 2023		Form 8-K	August 14, 2023
3.2	Second Amended and Restated Bylaws, dated October 15, 2021		Form 8-K	December 7, 2021
4.1	2021 Know Labs, Inc. Equity Incentive Plan, as amended (to reflect Reverse Stock Split)	X
5.1	Opinion of Corporate Securities Legal, LLP, filed herewith	X
23.1	Consent of BPM LLP, independent registered public accounting firm	X
23.2	Consent of Corporate Securities Legal, LLP (included in Exhibit 5.1)	X
24.1	Power of Attorney (included on signature page hereto)	X
107	Filing Fee Table	X

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seattle, Washington, on April 25, 2025.

Know Labs, Inc.

Date: April 25, 2025	By:	/s/ Ronald P. Erickson
Ronald P. Erickson
Chief Executive Officer, and Chairman of the Board of Directors (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald P. Erickson and Peter J. Conley and each or any one of them, their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for each of the undersigned in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Ronald P. Erickson	Chief Executive Officer, and Director	April 25, 2025
Ronald P. Erickson	(Principal Executive Officer)

/s/ Peter J. Conley	Chief Financial Officer	April 25, 2025
Peter J. Conley	(Principal Accounting Officer and Principal Financial Officer)

/s/ William A. Owens	Director	April 25, 2025
William A. Owens

/s/ Jon Pepper	Director	April 25, 2025
Jon Pepper

/s/ Ichiro Takesako	Director	April 25, 2025
Ichiro Takesako

/s/ John Cronin	Director	April 25, 2025
John Cronin

/s/ Larry K, Ellingson	Director	April 25, 2025
Larry K. Ellingson

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